***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and Rule 24b-2 of the
Securities Act of 1934, as amended.

 Exhibit 10.2

Second Addendum to
Nicotinamide Riboside Supply Agreement between
Thorne Research, Inc. & ChromaDex, Inc.
Nicotinamide Riboside-Choline and/or Betaine
and/or Dimethylglycine Combination Product
Seller	ChromaDex, Inc.
Buyer	Thorne Research, Inc.
Effective Date	September 14, 2016
Intent of Second Addendum
1) To extend the Term of the NIAGEN® SUPPLY AGREEMENT, dated July 9, 2013 (“Original Agreement”) between the parties.

2) To amend in the entirety, the Territory, the Exclusivity in the Territory, and the Exclusivity Requirements in the Original Agreement and in the Addendum to the Nicotinamide Riboside Supply Agreement, dated July 24, 2015 (“Addendum”).

Term	October 1, 2016 through December 31, 2018
Territory and Exclusivity in the Territory (amended)
1) Thorne retains exclusivity for stand-alone NR in the Licensed Health Care Professionals Channel in the United States only.
2) Thorne retains exclusive rights to the combination of Nicotinamide Riboside (NR) with Choline and/or Betaine and/or DMG (all forms) (“Combination Product”) in all channels, in the United States and Canada, with right of first refusal for other countries.
3) Thorne obtains exclusive rights to the combination of Nicotinamide Riboside (NR) and Exogenous Ketones, specifically the ketone ester 3-hydroxybutyl-3-hydroxybutyrate (“Combination Product”) and derivatives thereof in all channels, in the United States and Canada, with right of first refusal for other countries. For the purpose of this license, “Exogenous Ketones” refers to b-hydroxybutyrate (or derivatives thereof), which is (are) converted to acetoacetate via b-hydroxybutyrate dehydrogenase, with subsequent conversion to acetoacetyl CoA, and acetyl CoA for the purpose of entering the tricarboxylic acid cycle (TCA) and generating cellular energy (ATP) in humans or animals. This Ketone Combination Product is also subject to the Channel of Distribution, as defined in the Addendum, specifically paragraph 3 and the multi-vitamins exception.

4) The exclusivity rights set forth in this section terminate upon the termination of Thorne’s 3-hydroxybutyl-3-hydroxybutyrate license with Ops Fuel.
5) Thorne’s exclusive right to the combination of Nicotinamide Riboside (NR) with Choline and/or Betaine and/or DMG (all forms), as well as its right to Nicotinamide Riboside (NR) and Exogenous Ketones, shall extend to Amazon international (Amazon.com Inc (AMZN.O)
6) For avoidance of doubt, ChromaDex may sell into channels and/or territories that could directly or indirectly compete with Thorne, with product formulations that are outside those specified in this Addendum.
7) ChromaDex will not engage in negotiation with […***…]in […***…], and will do its best to ensure no other ChromaDex customer engages with […***…], through the end of […***…].
8)  ChromaDex will not engage in negotiation with […***…] for […***…], and will do its best to ensure no other ChromaDex customers engage with […***…], through the end of […***…].
9) ChromaDex will not engage in negotiation with […***…] or […***…], and will not knowingly allow its customers to engage with […***…].   Thorne understands that ChromaDex does not have control over its customers, but that ChromaDex will use reasonable efforts to prevent its customers from engaging in negotiations with the […***…].
10) Other Channels/Fields/Products may be excluded at any time at the sole discretion of Seller upon written notice, unless the Parties have previously agreed in writing that such channel/field/product may not be excluded because Buyer has demonstrated established sales of or other commitment to a specified channel/field/product.

    *** Confidential Treatment Requested

Exclusivity Requirements (amended)
Exclusivity in the Territory will be maintained if Buyer meets all the following Exclusivity Requirements:

1) Product Launch Requirements: Buyer shall launch a Combination Product by end of Q1 2017 to maintain exclusivity in the United States and Canada

2)  Clinical Study Requirements: Buyer shall complete at least one human clinical study with stand-alone NR or with a Combination Product by June 1, 2017

Ownership of all intellectual property related to NR, excluding intellectual property surrounding the NR-Ketone combination, will be transferred to ChromaDex if above requirements are not met. On a confidential basis, ChromaDex shall have access to all data and reports generated from the Clinical Study.

3) Minimum Purchase Requirements:

Q4 2016 = […***…]kg of NIAGEN
Q1 2017 = […***…]kg NIAGEN*
Q2 2017 = […***…]kg NIAGEN
Q3 2017 = […***…]kg NIAGEN
Q4 2017 = […***…]kg NIAGEN
Q1 2018 = […***…]kg NIAGEN
Q2 2018 = […***…]kg NIAGEN
Q3 2018 = […***…]kg NIAGEN
Q4 2018 = […***…]kg NIAGEN
* Q1 of FY2017 will be reduced to […***…]kg, which is a $[…***…] savings in working capital, for the change of the Territory for exclusivity rights for stand-alone NR from North America to the United States in the Second Addendum.

For each quarter, a binding purchase order with volume and ship date will be provided by Buyer to Seller no less than 45 days prior to the start of the next calendar quarter.

Seller may terminate Exclusivity Rights, with written notice, if Seller fails to meet the Exclusivity Requirements. Buyer shall have 30 days from written notice to cure.

Buyer Obligations
1)         A minimum dose in single entity form, of 100mg will be used in Buyer’s NR product(s) (as expressed as “per serving” on label), to insure alignment with human study data that is published before or during the Term.
2)        Patent Marking. Buyer will ensure proper patent marking on all finished product. All finished product shall be marked as follows: “Patent: See www.ChromaDexPatents.com”.

  *** Confidential Treatment Requested

The terms and conditions of all other sections of the Original Agreement and the Addendum shall remain unchanged and in full force and effect.

This Second Addendum may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Addendum by their duly authorized representatives.

CHROMADEX, INC.                                                                                       THORNE RESEARCH, INC.
/s/ Troy Rhonemus                                                                                              /s/ Paul F. Jacobson
Name: Troy Rhonemus                                                                                      Name: Paul F. Jacobson
Title: COO                                                                                                         Title: Chief Executive Officer
Date: 9/14/2016                                                                                                 Date: September 14, 2016